Exhibit 99.1

CorVel Receives Notice Regarding Non Compliance with Nasdaq Listing Requirement

IRVINE, California, July 1, 2005 – CorVel Corporation (the “Company”) (NASDAQ: CRVL) today announced that it has received a Nasdaq Staff Determination (the “Staff Determination”) on June 30, 2005 indicating that the Company is no longer in compliance with conditions for the continued listing of the Company’s common stock on the Nasdaq Stock Market under Nasdaq Marketplace Rule4310(c)(14) as a result of the Company not filing its Annual Report on Form 10-K for the year ended March 31, 2005 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”) by June 29, 2005.

The Staff Determination also indicated that the Company’s common stock is subject to delisting from the Nasdaq National Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s ability to file its Form 10-K, the Company’s inability to satisfy the listing requirements of the Nasdaq Stock Market and the possible delistment of the Company common stock from the Nasdaq Stock Market. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks relating to the Company’s ability to file its annual report on Form 10-K as indicated and other factors described in this release and the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2004. The forward-looking statements in this release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.